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                                                                     EXHIBIT 2.2

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


       THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 30, 1997, is entered into by and between American Industrial Properties REIT, a Texas real estate investment trust ("AIP") , and USAA Real Estate Income Investments II Limited Partnership, a Texas limited partnership ("RELP"). USAA Real Estate Company, a Delaware corporation ("Realco"), is a party to this Agreement solely for the purpose of binding itself to the provisions of Section 7.10 hereunder.

                                    RECITALS

       A. The Board of Trust Managers of AIP (the "Board of Trust Managers") and the general partner of RELP have each determined that a business combination between AIP and RELP is in the best interests of their shareholders and partners, respectively, and presents an opportunity for their respective businesses to achieve strategic and financial benefits, and accordingly have agreed to effect a merger subject to the terms and conditions set forth herein.


       B. AIP and RELP desire to make certain representations, warranties and agreements in connection with the merger.

       NOW, THEREFORE, in consideration of the foregoing, and of the representations, warranties, covenants and agreements contained herein, AIP and RELP hereby agree as follows:

                             ARTICLE I.  THE MERGER

       1.1. The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3), RELP shall be merged with and into AIP in accordance with this Agreement and the Plan of Merger (the "Plan of Merger") in substantially the form attached hereto as Exhibit A, with such completions, additions and substitutions conforming to the terms of this Agreement as the parties shall approve, such approval to be conclusively evidenced by their causing the Plan of Merger containing such completions, additions or substitutions to be filed in accordance with applicable laws; and the separate existence of RELP shall thereupon cease (the "Merger"). AIP shall be the surviving entity in the Merger (sometimes hereinafter referred to as the "Survivor"). The Merger shall have the effects specified in Section 23.60 of the Texas Real Estate Investment Trust Act, as amended (the "Texas REIT Act") and Section 2.11 of the Texas Revised Limited Partnership Act (the "LP Act").

       1.2. The Closing. Subject to the terms and conditions of this Agreement, the closing of the Merger (the "Closing") shall take place at the offices of Liddell, Sapp, Zivley, Hill & LaBoon, L.L.P. ("Liddell, Sapp"), located at 2200 Ross Avenue, Suite 900, Dallas, Texas at 10:00 a.m., local time, within five business days after receipt of approval of the Merger by AIP's shareholders and RELP's partners, or at such other time, date or place as AIP and RELP may agree. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."
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       1.3.   Effective Time. If all the conditions to the Merger set forth in
Article VIII shall have been fulfilled or waived (and this Agreement shall not have been terminated as provided in Article IX), AIP and RELP shall cause Articles of Merger satisfying the requirements of the Texas REIT Act and Articles of Merger satisfying the requirements of the LP Act to be properly executed, verified and delivered for filing in accordance with the LP Act and the Texas REIT Act on the Closing Date. The Merger shall become effective for accounting and all other purposes to the fullest extent permitted by law as of the close of business on December 31, 1997 (the "Effective Time") or such other date as may be agreed to by the parties. For state law purposes, the Merger shall become effective upon the issuance of a certificate of merger by the Secretary of State of the State of Texas in accordance with the LP Act or at such later time which AIP and RELP shall have agreed upon and designated in such filings in accordance with applicable law.

                       ARTICLE II.  DECLARATION OF TRUST
                           AND BYLAWS OF THE SURVIVOR

       2.1. Declaration of Trust. The Declaration of Trust of AIP in effect immediately prior to the Effective Time shall be the Declaration of Trust of the Survivor until duly amended in accordance with applicable law.

       2.2. Bylaws. The Bylaws of AIP in effect immediately prior to the Effective Time shall be the Bylaws of the Survivor until duly amended in accordance with applicable law.

                ARTICLE III.  TRUST MANAGERS AND OFFICERS OF AIP

       3.1. Trust Managers. The Trust Managers of AIP immediately prior to the Effective Time shall be the Trust Managers of AIP as of the Effective Time.


       3.2. Officers. The officers of AIP immediately prior to the Effective Time shall be the officers of AIP as of the Effective Time.

                    ARTICLE IV.  RELP PARTNERSHIP  INTERESTS

       4.1.   Conversion of the RELP Partnership Interest.  (a)   At the
Effective Time, each Common Share of Beneficial Interest of AIP outstanding immediately prior to the Effective Time shall remain outstanding and shall represent one Common Share of Beneficial Interest of AIP.

       (b) At the Effective Time, the general and limited partnership interests of RELP (each a "RELP Interest"), issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of holder thereof, be converted into the right to receive Common Shares of Beneficial Interest, $0.10 par value per share (the "AIP Common Shares"), of AIP. The aggregate number of AIP Common Shares to be issued to the RELP partners in connection with the Merger shall be equal to $10,200,000 (the "Purchase Price") divided by the Share Price (the "Total Shares"). If, during the period from the date hereof to and including the Closing Date, (i) the RELP pays any mortgage indebtedness existing on the date hereof or (ii) the outstanding AIP Common Shares shall have been changed to a different number of shares by reason of any share dividend, subdivision, reclassification, recapitalization, share split, reverse share split,

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combination, exchange of shares or the like, the Purchase Price shall be appropriately adjusted. The term "Share Price" shall mean $2.625. The number of AIP Common Shares to be received by a partner shall be equal to the Total Shares multiplied by such partner's percentage interest in RELP plus each limited partner's pro rata portion of the general partnership interest of the RELP's general partner.

       (c) As a result of the Merger and without any action on the part of the holder thereof, at the Effective Time, all RELP Interests shall cease to be outstanding and shall be canceled and retired, and each holder of a RELP Interest shall thereafter cease to have any rights with respect to such RELP Interest, except the right to receive, without interest, the AIP Common Shares and cash for fractional shares of AIP Common Shares in accordance with Sections 4.1(b) and 4.2(e).

       4.2. Exchange of RELP Interests. (a) As of the Effective Time, AIP shall deposit, or shall cause to be deposited, with an exchange agent selected by AIP, which shall be AIP's Transfer Agent or such other party reasonably satisfactory to RELP (the "Exchange Agent"), for the benefit of the holders of RELP Interests, for exchange in accordance with this Article IV, certificates representing the Total Shares and the cash in lieu of fractional shares (such cash and certificates for the Total Shares together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 4.1 and paid pursuant to this
Section 4.2 in exchange for outstanding RELP Interests.

       (b) Promptly after the Effective Time, AIP shall cause the Exchange Agent to mail to each holder of record of a RELP Interest (x) a certificate representing the number of whole shares of AIP Common Shares and (y) a check representing the amount of cash in lieu of fractional shares, if any, and unpaid dividends and distributions, if any, which such holder has the right to receive in respect of the RELP Interest surrendered pursuant to the provisions of this Article IV, after giving effect to any required withholding tax. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of RELP Interests. In the event of a transfer of ownership of RELP Interests which is not registered in the transfer records of RELP, a certificate representing the proper number of AIP Common Shares, together with a check for the cash to be paid in lieu of fractional shares, may be issued to such a transferee if such holder presents to the Exchange Agent, all documents required to evidence and effect such transfer and to evidence that any applicable transfer taxes have been paid.

       (c) At and after the Effective Time, there shall be no transfers on the transfer books of RELP of RELP Interests which were outstanding immediately prior to the Effective Time.

       (d) No fractional AIP Common Shares shall be issued pursuant hereto. In lieu of the issuance of any fractional AIP Common Shares pursuant to Section 4.1(b), cash adjustments will be paid to holders in respect of any fractional AIP Common Shares that would otherwise be issuable, and the amount of such cash adjustment shall be equal to such fractional proportion of the Share Price.

       (e) Any portion of the Exchange Fund (including the proceeds of any investments thereof and any AIP Common Shares) that remains unclaimed by the former partners of RELP one year after the Effective Time shall be delivered to AIP. Any former partners of RELP who have not theretofore





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complied with this Article IV shall thereafter look only to AIP for delivery of their AIP Common Shares, and payment of cash in lieu of fractional shares and unpaid dividends and distributions on the AIP Common Shares deliverable in respect of each RELP Interest such partners hold as determined pursuant to this Agreement, in each case, without any interest thereon.

       (f) None of AIP, RELP, the Exchange Agent or any other person shall be liable to any former holder of RELP Interests for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.


               ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF RELP

       RELP represents and warrants to AIP as set forth below. As contemplated below, a "RELP Disclosure Letter" will be delivered to AIP on or before September 20, 1997. The RELP Disclosure Letter shall provide the information or exceptions described below and shall list all of the assets of the RELP that will not be transferred in connection with the Merger. The RELP Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date, but RELP shall remain liable for any material breach of such representations and warranties reflected in such amendment only as provided in Section 9.5(d), below.

       5.1. Existence; Good Standing; Authority; Compliance with Law. (a) RELP is a limited partnership, duly formed, validly existing and in good standing under the laws of the State of Texas. To its actual knowledge, RELP is duly licensed or qualified to do business as a foreign limited partnership and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of RELP (a "RELP Material Adverse Effect"). RELP has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted.

       (b) To the RELP's actual knowledge, it is not in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which RELP or any of its properties or assets is subject, where such violation would have a RELP Material Adverse Effect. RELP has obtained all licenses, permits and other authorizations and has taken all actions required by applicable law or governmental regulations in connection with its business as now conducted, where the failure to obtain any such item or to take any such action would have a RELP Material Adverse Effect. A copy of RELP's Agreement of Limited Partnership and Certificate of Limited Partnership (collectively, the "RELP Organizational Documents") have been delivered or made available to AIP and its counsel and such documents will be listed in the RELP Disclosure Letter and were or will be true and correct when delivered or made available.

       5.2. Authorization, Validity and Effect of Agreements. RELP has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions





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contemplated by this Agreement (the "RELP Ancillary Agreements"). Subject only to the approval of this Agreement and the transactions contemplated hereby in accordance with the Agreement of Limited Partnership of the RELP, the consummation by RELP of this Agreement, the RELP Ancillary Agreements and the transactions contemplated hereby have been duly authorized by all requisite action on the part of RELP. In reliance upon the legal opinion described in
Section 8.2(e), RELP believes this Agreement constitutes, and the RELP Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of RELP, enforceable against RELP in accordance with their respective terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors' rights and general principles of equity (collectively, "Equitable Remedies").

       5.3. Future Issuances. To RELP's actual knowledge, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate RELP to issue, transfer or sell any RELP Interests. After the Effective Time, AIP will have no obligation to issue, transfer or sell any RELP Interest.

       5.4. Other Interests. Except as set forth in the RELP Disclosure Letter, RELP does not own directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       5.5. No Violation. To RELP's actual knowledge, neither the execution and delivery by RELP of this Agreement nor the consummation by RELP of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of the Agreement of Limited Partnership of RELP; (ii) except as contemplated by the RELP Ancillary Agreements or as will be set forth in the RELP Disclosure Letter, violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of RELP under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which RELP is a party, or by which RELP or any of its properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have a RELP Material Adverse Effect; or (iii) other than the filings provided for in Article I, any filings required under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act or applicable state securities and "Blue Sky" laws (collectively, the "Regulatory Filings"), require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain any such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an RELP Material Adverse Effect.

       5.6. SEC Documents. (a) RELP has made available or will make available to AIP prior to September 30, 1997, each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties (including registration statements





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covering mortgage pass-through certificates) since January 1, 1994, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "RELP Reports"). The RELP Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by RELP under the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the rules and regulations promulgated thereunder (collectively the "Securities Laws") for the periods stated above.

       (b) To the RELP's actual knowledge, as of their respective dates, the RELP Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To the RELP's actual knowledge, each of the balance sheets of RELP included in or incorporated by reference into the RELP Reports (including the related notes and schedules) fairly presents the financial position of RELP as of its date and each of the consolidated statements of income, retained earnings and cash flows of RELP included in or incorporated by reference into the RELP Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and cash flows, as the case may be, of RELP for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

       (c) Except as and to the extent set forth on the balance sheet of RELP at March 31, 1997, including all notes thereto, or as set forth in the RELP Reports, RELP has no material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of RELP or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have a RELP Material Adverse Effect.

       5.7. Litigation. To the RELP's actual knowledge, there are (i) no continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which RELP is a party or by which any of its properties or assets are bound or to which USAA Investors II, Inc. (the "General Partner") or the General Partner's, directors, officers, or affiliates is a party or by which any of their properties or assets are bound, and (ii) except as will be set forth in the RELP Disclosure Letter, no actions, suits or proceedings pending against RELP or against the General Partner or the General Partner's directors, officers or affiliates or, to the knowledge of the General Partner, threatened against RELP or against the General Partner or the General Partner's directors, officers or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have a RELP Material Adverse Effect.

       5.8. Absence of Certain Changes. Except as disclosed in the RELP Reports filed prior to the date hereof, since March 31, 1997, (i) RELP conducted its business only in the ordinary course of such business (which for purposes of this section only, shall include all acquisitions of real estate





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properties and financing arrangements made in connection therewith or otherwise will be set forth in the RELP Disclosure Letter); (ii) there has not been any RELP Material Adverse Effect; (iii) there has not been any distribution, setting aside or payment of any distribution with respect to any RELP Interest, and (iv) there has not been any material change in RELP's accounting principles, practices or methods.

       5.9. Taxes. (a) Except as may be set forth in the RELP Disclosure Letter, RELP (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by it for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are accurate and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and
(iii) has properly accrued all taxes for such periods and periods subsequent to the periods covered by such returns. RELP has not received notice that the federal, state and local income and franchise tax returns of RELP has been or will be examined by any taxing authority. RELP has not executed or filed with the Internal Revenue Service (the "IRS") or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

       (b) Except as may be set forth in the RELP Disclosure Letter, RELP is not a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by RELP since January 1, 1991 and all communications relating thereto have been delivered to AIP or made available to representatives of AIP or will be so delivered or made available prior to September 30, 1997. RELP does not hold any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Internal Revenue Code of 1986, as amended (the "Code") as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 5.9, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

       5.10. Books and Records. The books of account and other financial records of RELP are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the RELP Reports.

       5.11. Properties. (a) RELP owns fee simple title to each of the real properties reflected on the most recent balance sheet of RELP included in the RELP Reports or as may be identified in the RELP Disclosure Letter (the "RELP Properties"), which are all of the real estate properties owned by it, free and clear of liens, mortgages or deeds of trust, claims against title, charges which are liens or security interests ("Encumbrances") except as will be noted in the RELP Disclosure Letter. To RELP's actual knowledge, the RELP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions that will be set forth in the RELP Disclosure Letter,
(ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including





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zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or current surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to AIP September 30, 1997), (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that will be listed in the RELP Disclosure Letter) or which individually or in the aggregate do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the RELP Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by RELP and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

       (b) Valid policies of title insurance have been issued insuring either (a) RELP's fee simple title to the RELP Properties or (b) first mortgage liens thereon, subject only to the matters disclosed above and as may be set forth in the RELP Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no claim has been made against any such policy. To RELP's actual knowledge, except as will be set forth in the RELP Disclosure
Letter: (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the RELP Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the RELP Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the RELP Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) RELP has not received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the RELP Properties issued by any governmental authority;
(iii) there are no structural defects relating to the RELP Properties and no RELP Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any RELP Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any RELP Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any RELP Property, the cost of which exceeds $100,000.

       (c) Except as will be set forth in the RELP Disclosure Letter, RELP has not received notice to the effect that and there are no (A) condemnation or rezoning proceedings that are pending or threatened with respect to any of the RELP Properties or (B) zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the RELP Properties or by the continued maintenance, operation or use of the parking areas. All work to be performed, payments to be made and actions to be taken by RELP prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the RELP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and RELP is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as will be set forth in the RELP Disclosure Letter.





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       5.12.  Environmental Matters.  To RELP's actual knowledge, RELP has not caused (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the RELP Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the RELP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have a RELP Material Adverse Effect; and in connection with the construction on or operation and use of the RELP Properties, RELP has not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

       5.13. Labor Matters. RELP is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the General Partner, threatened against RELP relating to its business, except for any such proceeding which would not have a RELP Material Adverse Effect. To the knowledge of the General Partner, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of RELP or any of its Subsidiaries.

       5.14. No Brokers. Except the fee that is to be paid to Houlihan Lokey Howard & Zukin ("Houlihan") by RELP as described in Section 5.15 below, RELP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of RELP or AIP to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. RELP is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

       5.15. Opinion of Financial Advisor. RELP has retained Houlihan to review the transaction contemplated by this Agreement and to issue an opinion to the effect that, as of the date of such opinion, the Purchase Price is fair to the holders of RELP Interests from a financial point of view.

       5.16. Related Party Transactions. Except as set forth in the RELP Disclosure Letter, there are no arrangements, agreements or contracts entered into by RELP with (i) any consultant, (ii) any person who is an officer, director or affiliate of RELP or its General Partner, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate, or
(iii) any person who acquired RELP Interests in a private placement.

       5.17. Contracts and Commitments. The RELP Disclosure Letter will set forth (i) all unsecured notes or other obligations of RELP which individually may result in total payments in excess of $100,000, (ii) all notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the RELP Properties or personal property of RELP, and (iii) each commitment entered into by RELP which may result in total payments or liability in excess of $100,000. Copies of the foregoing will be





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delivered or made available to AIP prior to September 30, 1997, will be listed on the RELP Disclosure Letter and will be materially true and correct when delivered or made available. RELP has not received any notice of a default that has not been cured under any of the documents described in clause (i) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of RELP to purchase real property will be set forth on the RELP Disclosure Letter and such options and RELP's rights thereunder are in full force and effect. All joint venture agreements to which RELP is a party will be set forth on the RELP Disclosure Letter and RELP is not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

       5.18. Development Rights. Set forth in the RELP Disclosure Letter will be a list of all material agreements entered into by RELP relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties, which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true and correct copies of all of which will be delivered or made available to AIP prior to September 30, 1997, will be listed in the RELP Disclosure Letter, have not been modified and are valid and binding in accordance with their respective terms.

       5.19. Convertible Securities. To RELP's actual knowledge, RELP has no outstanding options, warrants or other securities exercisable for, or convertible into, RELP Interests, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby.

              ARTICLE VI .  REPRESENTATIONS AND WARRANTIES OF AIP

       AIP represents and warrants to RELP as set forth below. As contemplated below, an "AIP Disclosure Letter" will be delivered to RELP on or before September 20, 1997. The AIP Disclosure Letter shall provide the information or exceptions described below. The AIP Disclosure Letter shall be amended prior to Closing to cause such representations and warranties to be materially true and correct on the Closing Date, but AIP shall remain liable for any material breach of such representations and warranties reflected in such amendment only as provided in Section 9.5(d), below.

       6.1. Existence; Good Standing; Authority; Compliance with Law. (a) AIP is a real estate investment trust duly organized and validly existing
under the laws of the State of Texas.   To AIP's actual knowledge, AIP is duly
licensed or qualified to do business and is in good standing under the laws of any other state of the United States in which the character of the properties owned or leased by it therein or in which the transaction of its business makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, results of operations or financial condition of AIP and its subsidiaries taken as a whole (an "AIP Material Adverse Effect"). AIP has all requisite power and authority to own, operate, lease and encumber its properties and carry on its business as now conducted. Each of AIP's Subsidiaries is a corporation,





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
limited liability company or partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has the requisite power and authority to own its properties and to carry on its business as it is now being conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its property or the conduct of its business requires such qualification, except for jurisdictions in which such failure to be so qualified or to be in good standing would not have an AIP Material Adverse Effect.

       (b) To AIP's actual acknowledge, neither AIP nor any AIP Subsidiary is in violation of any order of any court, governmental authority or arbitration board or tribunal, or any law, ordinance, governmental rule or regulation to which AIP or any AIP Subsidiary or any of their respective properties or assets is subject, where such violation would have an AIP Material Adverse Effect. AIP and its Subsidiaries have obtained all licenses, permits and other authorizations and have taken all actions required by applicable law or governmental regulations in connection with their business as now conducted, where the failure to obtain any such item or to take any such action would have an AIP Material Adverse Effect. Copies of AIP's and its Subsidiaries' Declaration of Trust, Articles of Incorporation, Bylaws, organizational documents and partnership and joint venture agreements have been or will be prior to September 30, 1997, delivered or made available to RELP and such documents will be listed in the AIP Disclosure Letter and were or will be true and correct when delivered or made available. For the purposes of the immediately preceding sentence, the term "Subsidiary"shall include the entities set forth in the AIP Disclosure Letter, which are all of AIP's Subsidiaries.

       6.2. Authorization, Validity and Effect of Agreements. AIP has the requisite power and authority to enter into the transactions contemplated hereby and to execute and deliver this Agreement and all other documents, agreements and instruments related to the transactions contemplated by this Agreement to which it is a party (the "AIP Ancillary Agreements"). Subject only to the approval of the issuance of AIP Common Shares pursuant to the Merger contemplated hereby by the holders of two-thirds of the outstanding AIP Common Shares, present and voting thereon, the consummation by AIP of this Agreement, the AIP Ancillary Agreements and the transactions contemplated hereby have been duly authorized by all requisite action on the part of AIP. This Agreement constitutes, and the AIP Ancillary Agreements (when executed and delivered pursuant hereto for value received) will constitute, the valid and legally binding obligations of AIP enforceable against AIP in accordance with their respective terms, subject to Equitable Remedies.

       6.3. Capitalization. On June 15, 1997, the authorized capital stock of AIP consists of 10,000,000 Common Shares. As of the date hereof, all 10,000,000 Common Shares are outstanding. AIP has no outstanding bonds, debentures, notes or other obligations (other than to Realco), the holders of which have the right to vote (or which are convertible into or exercisable for securities having the right to vote) with the shareholders of AIP on any matter. Except as set forth in the AIP Disclosure Letter, all such issued and outstanding of AIP Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Except as set forth in the AIP Disclosure Letter, there are not at the date of this Agreement any existing options, warrants, calls, subscriptions, convertible securities, or other rights, agreements or commitments which obligate AIP or any of its Subsidiaries to issue, transfer or sell any shares or other equity interest of AIP or any of its Subsidiaries except under any employee incentive plan approved by AIP's shareholders. There are no agreements or understandings to which AIP is a party with respect to the voting of any AIP Common Shares or which restrict the transfer of any such shares, except in order to protect its REIT status.

       6.4. Subsidiaries. Except as set forth in the AIP Disclosure Letter, AIP owns directly or indirectly each of the outstanding shares of capital stock or all of the partnership or other equity interests of each of AIP's Subsidiaries free and clear of all liens, pledges, security interests, claims or other encumbrances other than liens imposed by local law which are not material.

       6.5.   Other Interests.   Except as will be disclosed in the AIP
Disclosure Letter and except for interests in the AIP Subsidiaries, neither AIP nor any AIP Subsidiary owns directly or indirectly any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or entity (other than investments in short-term investment securities).

       6.6.   No Violation.   Neither the execution and delivery by AIP of this
Agreement nor the consummation by AIP of the transactions contemplated hereby in accordance with the terms hereof, will: (i) conflict with or result in a breach of any provisions of AIP's Declaration of Trust; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of AIP or its Subsidiaries under, or result in being declared void, voidable or without further binding effect, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust or any license, franchise, permit, lease, contract, agreement or other instrument, commitment or obligation to which AIP or any of its Subsidiaries is a party, or by which AIP or any of its Subsidiaries or any of their properties is bound or affected, except for any of the foregoing matters which, individually or in the aggregate, would not have an AIP Material Adverse Effect; or (iii) other than the Regulatory Filings require any consent, approval or authorization of, or declaration, filing or registration with, any domestic governmental or regulatory authority, except where the failure to obtain such consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority would not have an AIP Material Adverse Effect.

       6.7.   SEC Documents.   (a)  AIP has made available or will make
available to RELP prior to September 30, 1997, the registration statements of AIP filed with the SEC in connection with public offerings of AIP securities since January 1, 1994 and all exhibits, amendments and supplements thereto (the "AIP Registration Statements"), and each registration statement, report, proxy statement or information statement and all exhibits thereto prepared by it or relating to its properties since the effective date of the latest AIP Registration Statement, each in the form (including exhibits and any amendments thereto) filed with the SEC (collectively, the "AIP Reports"). The AIP Reports, which were or will be filed with the SEC in a timely manner, constitute all forms, reports and documents required to be filed by AIP under the Securities Laws.

       (b) To AIP's actual knowledge, as of their respective dates, the AIP Reports (i) complied as to form in all material respects with the applicable requirements of the Securities Laws, and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading. To AIP's actual acknowledge, each of the consolidated balance sheets of AIP included in or incorporated by reference into the AIP Reports (including the related notes and schedules) fairly presents the consolidated financial position of AIP and the AIP Subsidiaries as of its date and each of the consolidated statements of income, retained earnings and cash flows of AIP included in or incorporated by reference into the AIP Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings or cash flows, as the case may be, of AIP and the AIP Subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which would not be material in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein and except, in the case of the unaudited statements, as permitted by the Securities Laws.

       (c) Except as and to the extent set forth on the consolidated balance sheet of AIP and its Subsidiaries at March 31, 1997, including all notes thereto, or as set forth in the AIP Reports, neither AIP nor any of the AIP Subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) that would be required to be reflected on, or reserved against in, a balance sheet of AIP or in the notes thereto, prepared in accordance with generally accepted accounting principles consistently applied, except liabilities arising in the ordinary course of business since such date which would not have an AIP Material Adverse Effect.

       6.8.    Litigation.   To AIP's actual knowledge, there are (i) no
continuing orders, injunctions or decrees of any court, arbitrator or governmental authority to which AIP or any AIP Subsidiary is a party or by which any of its properties or assets are bound or, to which any of its directors, officers, or affiliates is a party or by which any of their properties or assets are bound, and (ii) except as will be set forth in the AIP Disclosure Letter, no actions, suits or proceedings pending against AIP or any AIP Subsidiary or, to the knowledge of AIP, against any of its Trust Managers, officers, or affiliates or, to the knowledge of AIP, threatened against AIP or any AIP Subsidiary or against any of its Trust Managers, officers, or affiliates, at law or in equity, or before or by any federal or state commission, board, bureau, agency or instrumentality, that in the case of clauses (i) or (ii) above are reasonably likely, individually or in the aggregate, to have an AIP Material Adverse Effect.

       6.9. Absence of Certain Changes. Except as disclosed in the AIP Reports filed with the SEC prior to the date hereof, (i) AIP and its Subsidiaries have conducted their business only in the ordinary course of such business (which, for purposes of this section only, shall include all acquisitions of real estate properties and financing arrangements made in connection therewith); (ii) there has not been any AIP Material Adverse Effect;
(iii) there has not been any declaration, setting aside or payment of any dividend or other distribution with respect to the AIP Common Shares; and (iv) there has not been any material change in AIP's accounting principles, practices or methods.

       6.10. Taxes. (a) Except as may be set forth in the AIP Disclosure Letter, AIP and each of its Subsidiaries (i) has timely filed all federal, state and foreign tax returns including, without limitation, information returns and reports required to be filed by any of them for tax periods ended prior to the date of this Agreement or requests for extensions have been timely filed and any such request has been granted and has not expired and all such returns are absolute and complete in all material respects, (ii) has paid or accrued all taxes shown to be due and payable on such returns or which have become due and payable pursuant to any assessment, deficiency notice, 30-day letter or other notice received by it and (iii) has properly accrued all taxes for such periods subsequent to the periods covered by such returns. Neither AIP nor any of its Subsidiaries has received notice that the federal, state and local income and franchise tax returns of AIP or any such Subsidiary has been or will be examined by any taxing authority. Neither AIP nor any of its Subsidiaries has executed or filed with the IRS or any other taxing authority any agreement now in effect extending the period for assessment or collection of any income or other taxes.

       (b) Except as will be disclosed in the AIP Disclosure Letter, neither AIP nor any of its Subsidiaries is a party to any pending action or proceeding by any governmental authority for assessment or collection of taxes, and no claim for assessment or collection of taxes has been asserted against it. True, correct and complete copies of all federal, state and local income or franchise tax returns filed by AIP and each of its Subsidiaries and all communications relating thereto have been delivered to RELP or made available to representatives of RELP or will be so delivered or made available prior to September 30, 1997. AIP (i) has qualified to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable years ended December 31, 1985 through 1996, inclusive (ii) has operated, and intends to continue to operate, in such a manner as to qualify to be taxed as a REIT pursuant to Sections 856 through 859 of the Code for its taxable year ended on the effective date of the Merger, and (iii) has not taken or omitted to take any action which could result in, and each of the executive officers of AIP, each acting in his respective capacity as such, has no actual knowledge of, a challenge to its status as a REIT. AIP represents that each of its Subsidiaries is a Qualified REIT Subsidiary as defined in Section 856 (i) of the Code. Neither AIP nor any of its Subsidiaries holds any asset (i) the disposition of which could be subject to rules similar to Section 1374 of the Code as a result of an election under IRS Notice 88-19 or (ii) that is subject to a consent filed pursuant to Section 341(f) of the Code and regulations thereunder. For purposes of this Section 6.10, "taxes" includes any interest, penalty or additional amount payable with respect to any tax.

       6.11. Books and Records. (a) The books of account and other financial records of AIP and its Subsidiaries are in all material respects true, complete and correct, have been maintained in accordance with good business practices, and are accurately reflected in all material respects in the financial statements included in the AIP Reports.

       (b) The minute books and other records of AIP and its Subsidiaries contain in all material respects accurate records of all meetings and accurately reflect in all material respects all other corporate action of the shareholders and Trust Managers and any committees of the Board of Trust Managers of AIP and its Subsidiaries.

       6.12. Properties. (a) AIP and its Subsidiaries own fee simple title to each of the real properties reflected on the most recent balance sheet of AIP included in the AIP Reports or as may be identified in the AIP Disclosure Letter (the "AIP Properties"), which are all of the real estate properties owned by them, free and clear of Encumbrances. To AIP's actual knowledge, the AIP Properties are not subject to any rights of way, written agreements, laws, ordinances and regulations affecting building use or occupancy, or reservations of an interest in title (collectively, "Property Restrictions"), except for (i) Encumbrances and Property Restrictions that will be set forth in the AIP Disclosure Letter, (ii) Property Restrictions imposed or promulgated by law or any governmental body or authority with respect to real property, including zoning regulations, provided they do not materially adversely affect the current use of the property, (iii) Encumbrances and Property Restrictions disclosed on existing title reports or surveys (in either case copies of which title reports and surveys have been or will be delivered or made available to RELP prior to September 30, 1997), and (iv) mechanics', carriers', workmen's, repairmen's liens and other Encumbrances, Property Restrictions and other limitations of any kind, if any, which have heretofore been bonded (and that will be listed in the AIP Disclosure Letter) or which individually or in the aggregate, do not exceed $100,000, do not materially detract from the value of or materially interfere with the present use of any of the AIP Properties subject thereto or affected thereby, and do not otherwise materially impair business operations conducted by AIP and its Subsidiaries and which have arisen or been incurred only in its construction activities or in the ordinary course of business.

       (b) Valid policies of title insurance have been issued insuring AIP's or any of its Subsidiaries' fee simple title to the AIP Properties, subject only to the matters disclosed above and as may be set forth in the AIP Disclosure Letter, and such policies are, at the date hereof, in full force and effect and no material claim has been made against any such policy. To AIP's actual knowledge, except as will be set forth in the AIP Disclosure Letter, (i) there is no certificate, permit or license from any governmental authority having jurisdiction over any of the AIP Properties or any agreement, easement or other right which is necessary to permit the lawful use and operation of the buildings and improvements on any of the AIP Properties or which is necessary to permit the lawful use and operation of all driveways, roads and other means of egress and ingress to and from any of the AIP Properties that has not been obtained and is not in full force and effect, or of any pending threat of modification or cancellation of any of same; (ii) neither AIP nor its Subsidiaries has received written notice of any material violation of any federal, state or municipal law, ordinance, order, regulation or requirement affecting any portion of any of the AIP Properties issued by any governmental authority; (iii) there are no structural defects relating to the AIP Properties and no AIP Properties whose building systems are not in working order in any material respect; and (iv) there is (A) no physical damage to any AIP Property in excess of $100,000 for which there is no insurance in effect covering the cost of the restoration, (B) no current renovation to any AIP Property the cost of which exceeds $100,000 and (C) no current restoration (excluding tenant improvements) of any AIP Property the cost of which exceeds $100,000.

       (c) Except as will be set forth in the AIP Disclosure Letter, AIP or its Subsidiaries have received no notice to the effect that and there are no
(A) condemnation or rezoning proceedings that are pending or threatened with respect to any of the AIP Properties or (B) any zoning, building or similar laws, codes, ordinances, orders or regulations that are or will be violated by the continued maintenance, operation or use of any buildings or other improvements on any of the AIP Properties or by the continued maintenance, operation or use of the parking areas in any material respect. All work to be performed, payments to be made and actions to be taken by AIP or its Subsidiaries prior to the date hereof pursuant to any agreement entered into with a governmental body or authority in connection with a site approval, zoning reclassification or other similar action relating to the AIP Properties (e.g., Local Improvement District, Road Improvement District, Environmental Mitigation) has been performed, paid or taken, as the case may be, and AIP is not aware of any planned or proposed work, payments or actions that may be required after the date hereof pursuant to such agreements, except as will be set forth in the AIP Disclosure Letter.

       6.13. Environmental Matters. To the actual knowledge of AIP, none of AIP, any of its Subsidiaries or, any other person has caused or permitted (i) the unlawful presence of any Hazardous Materials on any of the AIP Properties, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials to have occurred or be presently occurring on or from the AIP Properties as a result of any construction on or operation and use of such properties, which presence or occurrence would, individually or in the aggregate, have an AIP Material Adverse Effect; and in connection with the construction on or operation and use of the AIP Properties, AIP and its Subsidiaries have not failed to comply, in any material respect, with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials.

       6.14.  Labor Matters.   Neither AIP nor any of its Subsidiaries is a
party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor union organization. There is no unfair labor practice or labor arbitration proceeding pending or, to the knowledge of the executive officers of AIP, threatened against AIP or its Subsidiaries relating to their business, except for any such proceeding which would not have an AIP Material Adverse Effect. To the knowledge of AIP, there are no organizational efforts with respect to the formation of a collective bargaining unit presently being made or threatened involving employees of AIP or any of its Subsidiaries.

       6.15. No Brokers. Except for the fee payable to Prudential Securities Incorporated ("Prudential") as described in Section 6.16 below, AIP has not entered into any contract, arrangement or understanding with any person or firm which may result in the obligation of AIP or RELP to pay any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby. AIP is not aware of any claim for payment of any finder's fees, brokerage or agent's commissions or other like payments in connection with the negotiations leading to this Agreement or the consummation of the transactions contemplated hereby.

       6.16. Opinion of Financial Advisor. AIP has retained Prudential to review the transaction contemplated by this Agreement and to issue an opinion as to the fairness to AIP, from a financial point of view, of the consideration to be paid by AIP pursuant to the Merger.

       6.17. RELP Share Ownership. Except as may be set forth in the AIP Disclosure Letter, neither AIP nor any of its Subsidiaries owns any RELP Interests or other securities convertible into RELP interests.

       6.18. AIP Common Shares. The issuance and delivery by AIP of AIP Common Shares in connection with the Merger and this Agreement have been duly and validly authorized by all necessary action on the part of AIP except for the approval of its shareholders contemplated by this Agreement. The AIP Common Shares to be issued in connection with the Merger and this Agreement, when issued in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable, except that shareholders may be subject to further assessment with respect to certain claims for tort, contract, taxes, statutory liability and otherwise in some jurisdictions to the extent such claims are not satisfied by AIP.

       6.19. Convertible Securities. AIP has no outstanding options, warrants or other securities exercisable for, or convertible into, shares of AIP Common Shares, the terms of which would require any anti-dilution adjustments by reason of the consummation of the transactions contemplated hereby, except the preemptive rights held by certain clients of Morgan Stanley Asset Management, Inc. and held by MS Real Estate Special Situations, Inc. and the convertible debt securities held by Realco.

       6.20. Related Party Transactions. Set forth in the AIP Disclosure Letter will be a list of all arrangements, agreements and contracts entered into by AIP or any of its Subsidiaries with (i) any person who is an officer, Trust Manager or affiliate of AIP or any of its Subsidiaries, any relative of any of the foregoing or any entity of which any of the foregoing is an affiliate or (ii) any person who acquired AIP Common Shares in a private placement. The copies of such documents, all of which have been or will be delivered or made available to RELP prior to September 30, 1997, are or will be true, complete and correct when delivered or made available.

       6.21. Contracts and Commitments. The AIP Disclosure Letter will set forth (i) all unsecured notes or other obligations of AIP and AIP Subsidiaries which individually may result in total payments in excess of $100,000, (ii) notes, debentures, bonds and other evidence of indebtedness which are secured or collateralized by mortgages, deeds of trust or other security interests in the AIP Properties or personal property of AIP and its Subsidiaries, and (iii) each commitment entered into by AIP or any of its Subsidiaries which individually may result in total payments or liability in excess of $100,000. Copies of the foregoing have been or will be delivered or made available to RELP prior to September 30, 1997, will be listed on the AIP Disclosure Letter and are or will be materially true and correct when delivered or made available. None of AIP or any of its Subsidiaries has received any notice of a default that has not been cured under any of the documents described in clause
(i) or (ii) above or is in default respecting any payment obligations thereunder beyond any applicable grace periods. All options of AIP or any of its Subsidiaries to purchase real property will be set forth on the AIP Disclosure Letter and such options and AIP's or its Subsidiaries' rights thereunder are in full force and effect. All joint venture agreements to which AIP or any of its Subsidiaries is a party will be set forth on the AIP Disclosure Letter and AIP or its Subsidiaries are not in default with respect to any obligations, which individually or in the aggregate are material, thereunder.

       6.22. Development Rights. Set forth in the AIP Disclosure Letter will be a list of all material agreements entered into by AIP or any of its Subsidiaries relating to the development, rehabilitation, capital improvement or construction of office buildings, industrial facilities or other real estate properties which development or construction has not been substantially completed as of the date of this Agreement. Such agreements, true, complete and correct copies of all of which have been or will be delivered or made available to RELP prior to September 30, 1997, will be listed in the AIP Disclosure Letter.

       6.23. Certain Payments Resulting From Transactions. The execution of, and performance of the transactions contemplated by, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events)
(i) constitute an event under any AIP Benefit Plan, policy, practice, agreement or other arrangement or any trust or loan (the "Employee Arrangements") that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, director or consultant of AIP or any of its Subsidiaries unless such rights have been waived by any such person, or (ii) result in the triggering or imposition of any restrictions or limitations on the right of AIP or RELP to amend or terminate any Employee Arrangement and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will be required to be made pursuant to the terms of any agreement, commitment or AIP Benefit Plan, as a result of the transactions contemplated by this Agreement, to any officer, director or employee of AIP or any of its Subsidiaries, will be characterized as an "excess parachute payment" within the meaning of Section 280G(b)(1) of the Code.

                            ARTICLE VII.  COVENANTS

       7.1.   Acquisition Proposals.   Prior to the Effective Time, RELP and
AIP each agree (i) that neither of them nor any of their Subsidiaries shall, and each of them shall direct and use its best efforts to cause its respective officers, General Partner, limited partners, Trust Managers, employees, agents, affiliates and representatives (including, without limitation, any investment banker, attorney or accountant retained by it or any of its Subsidiaries), as applicable, not to, initiate, solicit or encourage, directly or indirectly, any inquiries or the making or implementation of any proposal or offer (including, without limitation, any proposal or offer to its shareholders) with respect to a merger, acquisition, tender offer, exchange offer, consolidation or similar transaction involving, or any purchase of all or any significant portion of the assets or any equity securities (or any debt securities convertible into equity securities) of, such party or any of its Subsidiaries, other than the transactions contemplated by this Agreement (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal") or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; (ii) that it will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing and each will take the necessary steps to inform the individuals or entities referred to above of the obligations undertaken in this Section 7.1; and (iii) that it will notify the other party immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, it; provided, however, that nothing contained in this Section 7.1 shall prohibit the Board of Directors of the General Partner of RELP (the "Board of Directors") or the Board of Trust Managers from (x) furnishing information to or entering into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal, if, and only to the extent that, (A) the Board of Directors or Board of Trust Managers, as applicable, determines in good faith that such action is required for it to comply with its fiduciary duties to limited partners or shareholders, as applicable, imposed by law as advised by counsel, (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity, such party provides written notice to the other party to this Agreement to the effect that it is furnishing information to, or entering into discussions with, such person or entity, and (C) subject to any confidentiality agreement with such person or entity (which such party determined in good faith was required to be executed in order for the Board of Directors or Board of Trust Managers, as applicable, to comply with its fiduciary duties to limited partners or shareholders, as applicable, imposed by law as advised by counsel), such party keeps the other party to this Agreement informed of the status (but not the terms) of any such discussions or negotiations; and (y) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal.

       Nothing in this Section 7.1 shall (i) permit any party to terminate this Agreement (except as specifically provided in Article IX hereof), (ii) permit any party to enter into any agreement with respect to an Acquisition Proposal during the term of this Agreement (it being agreed that during the term of this Agreement, no party shall enter into any agreement with any person that provides for, or in any way facilitates, an Acquisition Proposal (other than a confidentiality agreement in customary form)), or (iii) affect any other obligation of any party under this Agreement.

       7.2.   Conduct of Businesses.

       (i) Prior to the Effective Time, except as may be set forth in the RELP Disclosure Letter or the AIP Disclosure Letter or as contemplated by this Agreement, unless the other party has consented in writing thereto, AIP and
RELP:

       (a) Shall use their reasonable efforts, and shall cause each of their respective Subsidiaries to use their reasonable efforts, to preserve intact their business organizations and goodwill and keep available the services of their respective officers and employees;

       (b) Shall confer on a regular basis with one or more representatives of the other to report operational matters of materiality and, subject to Section 7.1, any proposals to engage in material transactions;

       (c) Shall promptly notify the other of any material emergency or other material change in the condition (financial or otherwise) of the business, properties, assets or liabilities, or any material governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the breach in any material respect of any representation, warranty, covenant or agreement contained herein;

       (d) Shall not pay quarterly dividends or make distributions payable with respect to the AIP Common Shares and RELP Partnership Interests, respectively; and

       (e) Shall promptly deliver to the other true and correct copies of any report, statement or schedule filed with the SEC subsequent to the date of this Agreement.

       (ii) Prior to the Effective Time, except as may be set forth in the RELP Disclosure Letter, unless AIP has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, RELP:

       (a) Shall conduct its operations according to its usual, regular and ordinary course in substantially the same manner as heretofore conducted;

       (b)    Shall not amend the RELP Organizational Documents;

       (c) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights existing on the date hereof and disclosed pursuant to this Agreement, issue any RELP Interests, make any distribution, effect any recapitalization or other similar transaction, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any RELP Interest, (iii) increase any compensation or enter into or amend any employment agreement with any of its present or future officers or directors of the General Partner, or (iv) adopt any new employee benefit plan or amend any existing employee benefit plan in any material respect, except for changes which are less favorable to participants in such plans;

       (d) Shall not declare, set aside or make any distribution or payment with respect to any RELP Interest or directly or indirectly redeem, purchase or otherwise acquire any RELP Interest, or make any commitment for any such action;

       (e) Shall not sell or otherwise dispose of (i) any RELP Properties, or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

       (f) Shall not make any loans, advances or capital contributions to, or investments in, any other person;

       (g) Shall not pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of RELP included in the RELP Reports or incurred in the ordinary course of business consistent with past practice;

       (h) Shall not enter into any commitment which individually may result in total payments or liability by or to it in excess of $250,000 in the case of any one commitment or in excess of $500,000 for all commitments;

       (i) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment with any officer, director or affiliate of RELP or its General Partner except to the extent the same occur in the ordinary course of business consistent with past practice and would not have a RELP Material Adverse Effect; and

       (j) Shall not enter into or terminate any lease representing annual revenues of $100,000 or more.

       (iii) Prior to the Effective Time, except as may be set forth in the AIP Disclosure Letter, unless RELP has consented (such consent not to be unreasonably withheld or delayed) in writing thereto, AIP:

       (a) Shall, and shall cause each of its Subsidiaries to, conduct its operations according to their usual, regular and ordinary course in substantially the same manner as heretofore conducted;

       (b) Shall not amend its Declaration of Trust or Bylaws except as contemplated by this Agreement;

       (c) Shall not (i) except pursuant to the exercise of options, warrants, conversion rights and other contractual rights (including AIP's existing dividend reinvestment plan) existing on the date hereof and disclosed pursuant to this Agreement, issue any shares of its capital stock, effect any share split, reverse share split, share dividend, recapitalization or other similar transaction, (ii) grant, confer or award any option, warrant, conversion right or other right not existing on the date hereof to acquire any shares of its capital shares (except pursuant to any employee incentive plan approved by shareholders), (iii) amend any employment agreement with any of its present or future officers or Trust Managers, or (iv) adopt any new employee benefit plan (including any share option, share benefit or share purchase plan) except the employee incentive plan to be voted on at its shareholder meeting for the fiscal year ended December 31, 1995;

       (d) Shall not declare, set aside or pay any dividend or make any other distribution or payment with respect to any Common Shares or directly or indirectly redeem, purchase or otherwise acquire any Common Shares or capital stock of any of its Subsidiaries, or make any commitment for any such action;

       (e) Except as will be set forth in the AIP Disclosure Letter, shall not, and shall not permit any of its Subsidiaries to, sell or otherwise dispose of (i) any AIP Properties or any of its capital stock of or other interests in Subsidiaries or (ii) except in the ordinary course of business, any of its other assets which are material, individually or in the aggregate;

       (f) Shall not, and shall not permit any of its Subsidiaries to, make any loans, advances or capital contributions to, or investments in, any other person other than in connection with the sale of properties;

       (g) Shall not, and shall not permit any of its Subsidiaries to, pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of AIP included in the AIP Reports or incurred in the ordinary course of business consistent with past practice;

       (h) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment which individually may result in total payments or liability by or to it in excess of $500,000 in the case of any one commitment or in excess of $500,000 for all commitments; and

       (i) Shall not, and shall not permit any of its Subsidiaries to, enter into any commitment with any officer, Trust Manager or affiliate of AIP or any of its Subsidiaries, except as herein or in the AIP Disclosure Letter provided and except in the ordinary course of business.

For purposes of this Section 7.2, any consent shall be deemed to be unreasonably delayed if notice of consent or withholding of consent is not received within three days of request. Further, if no response is received by the end of business on such third day, the party receiving the request shall be deemed to have consented to such action.

       7.3 Meetings of Shareholders and Partners. Each of AIP and RELP will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its shareholders or partners, as applicable, as promptly as practicable to consider and vote upon or otherwise to obtain the consent of its shareholders or partners, as applicable, to (i) in the case of AIP, approve this Agreement and the transactions contemplated hereby, and (ii) in the case of RELP, approve this Agreement and the transactions contemplated hereby. The Board of Trust Managers and the General Partner shall each recommend such approval and AIP and RELP shall each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/Prospectus (as defined in Section 7.7); provided, however, that such recommendation or solicitation is subject to any action taken by, or upon authority of, the Board of Trust Managers or the General Partner, as the case may be, in the exercise of its good faith judgment as to its fiduciary duties to its shareholders or partners, as applicable, imposed by law as advised by counsel. AIP and RELP shall coordinate and cooperate with respect to the timing of such meetings and shall use their best efforts to hold such meetings on the same day.

       7.4. Filings; Other Action. Subject to the terms and conditions herein provided, RELP and AIP shall: (a) use all reasonable efforts to cooperate with one another in (i) determining which filings are required to be made prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained prior to the Effective Time from governmental or regulatory authorities of the United States and the several states in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and (ii) timely making all such filings and timely seeking all such consents, approvals, permits or authorizations; (b) use all reasonable efforts to obtain in writing any consents required from third parties in form reasonably satisfactory to RELP and AIP necessary to effectuate the Merger; and (c) use all reasonable efforts to take, or cause to be taken, all other action and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purpose of this Agreement, the proper officers and directors of AIP and the General Partner shall take all such necessary action.

       7.5. Inspection of Records. From the date hereof to the Effective Time, each of RELP and AIP shall allow all designated officers, attorneys, accountants and other representatives of the other access at all reasonable times to the records and files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs of RELP and AIP and their respective Subsidiaries.

       7.6. Publicity. RELP and AIP shall, subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), consult with each other, and use reasonable efforts to agree upon the text of any press release before issuing any such press release or otherwise making public statements with respect to the transactions contemplated hereby and in making any filings with any federal or state governmental or regulatory agency or with any national securities exchange with respect thereto.

       7.7. Registration Statement. AIP and RELP shall cooperate and promptly prepare and AIP shall file with the SEC as soon as practicable a Registration Statement on Form S-4 (the "Form S-4") under the Securities Act, with respect to the AIP Common Shares issuable in the Merger, a portion of which Registration Statement shall also serve as the joint proxy statement with respect to the meetings of the shareholders and partners, respectively, of AIP and RELP in connection with the Merger (the "Proxy Statement/Prospectus"). The respective parties will cause the Proxy Statement/Prospectus and the Form S-4 to comply as to form in all material respects with the applicable provisions of the Securities Act, the Exchange Act and the rules and regulations promulgated thereunder. AIP shall use all reasonable efforts, and RELP will cooperate with AIP to have the Form S-4 declared effective by the SEC as promptly as practicable. AIP shall use its best efforts to obtain, prior to the effective date of the Form S-4, all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement and will pay all expenses incident thereto. AIP agrees that the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders and partners, respectively, of AIP and RELP, or, in the case of the Form S-4 and each amendment or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by AIP in reliance upon and in conformity with written information concerning RELP furnished to AIP by RELP specifically for use in the Proxy Statement/Prospectus. RELP agrees that the written information provided by it specifically for inclusion in the Proxy Statement/Prospectus and each amendment or supplement thereto, at the time of mailing thereof and at the time of the respective meetings of shareholders and partners, respectively, of AIP and RELP, or, in the case of written information provided by RELP specifically for inclusion in the Form S-4 or any amendments or supplement thereto, at the time it is filed or becomes effective, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. AIP will advise RELP, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the AIP Common Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Proxy Statement/Prospectus or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information.

       7.8. Listing Application. AIP shall promptly prepare and submit to the NYSE a listing application covering the AIP Common Shares issuable in the Merger, and shall use its reasonable efforts to obtain, prior to the Effective Time, approval for the listing of such AIP Common Shares, subject to official notice of issuance.

       7.9. Further Action. Each party hereto shall, subject to the fulfillment at or before the Effective Time of each of the conditions of performances set forth herein or the waiver thereof, perform such further acts and execute such documents as may reasonably be required to effect the Merger.

       7.10. Expenses. Subject to Section 9.5, if the Merger is approved by RELP's partners, all transaction costs of the proposed consolidation shall be paid by AIP. If three of the four limited partnerships party to the Proxy Statement/Prospectus (the "Other RELPS") do not approve their proposed merger into AIP, Realco shall reimburse AIP for AIP's expenses relating to the proposed merger up to $250,000. If RELP and the Other RELPS approve their proposed merger into AIP, but the shareholders of AIP do not approve the proposer merger, and if Realco voted its AIP Common Shares in favor of such mergers, AIP will reimburse RELP and the Other RELPS for all expenses they incurred in connection with the proposed merger. Any expenses to be reimbursed hereunder shall include, but not be limited to, costs of fairness opinions, property appraisals, engineering and environmental reports, title policies, accounting fees, legal fees, printing and solicitation expenses. RELP will bear the costs of preparing its initial fairness opinion, with later reimbursement by AIP in the event the Merger is approved by RELP's partners.
If the limited partners of RELP fail to approve the proposed Merger, then Realco will reimburse AIP for the RELP's expenses (to the extent paid by AIP) as follows: the actual cost of such RELP's fairness opinion, legal fees up to $80,000, and the actual cost or the Allocable Share (if the actual cost is not separately determined), of RELP's accounting fees, engineering and environmental reports, printing and solicitation expenses. Allocable Share, for this purpose, shall be the ratio of such RELP's net book value of assets at March 31, 1997 to the total net book value of all of the assets of RELP and the Other RELPS at March 31, 1997.

       7.11. Indemnification. For a period of six years from and after the Effective Time, AIP shall indemnify the partners, or agents of RELP who at any time prior to the Effective Time were entitled to indemnification under the Agreement of Limited Partnership of RELP existing on the date hereof to the same extent as such partners or agents are entitled to indemnification under such Agreement of Limited Partnership in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement).

       7.12.  REIT Status.   From and after the date and until the Effective
Time, neither AIP nor RELP nor any of their respective Subsidiaries or other affiliates shall (i) knowingly take any action, or knowingly fail to take any action, that would jeopardize qualification of AIP as a REIT within the meaning of Sections 856 through 859 of the Code; or (ii) enter into any contract, agreement, commitment or arrangement with respect to the foregoing.

       7.13. Survival of RELP Obligations; Assumption of RELP Liabilities by AIP. All of the obligations of RELP that are outstanding at the Closing shall survive the Closing and shall not be merged therein. Upon the consummation of the Merger, such obligations shall be assumed, automatically, by AIP; provided, however, that such assumption shall not impose upon or expose AIP to any liability for which RELP was not liable, and provided, further, that AIP shall be entitled to the same defenses, offsets and counterclaims to which RELP would have been entitled, but for the Merger.

       7.14. Third Party Consents. AIP and RELP each shall take all necessary corporate and other action and will use its commercially reasonable efforts to obtain the consents and applicable approvals from third parties that may be required to enable it to carry out the transactions contemplated by this Agreement.

       7.15. Efforts to Fulfill Conditions. AIP and RELP each shall use commercially reasonable efforts to insure that all conditions precedent to its obligations hereunder are fulfilled at or prior to the Closing.

       7.16. Representations, Warranties and Conditions Prior to Closing. AIP and RELP each shall use its commercially reasonable efforts to cause its representations and warranties contained in this Agreement to be true and correct on and as of the Closing Date in all material respects. Prior to Closing, AIP and RELP each shall promptly notify the other in writing (i) if any representation or warranty contained in this Agreement is discovered to be or becomes untrue or (ii) if AIP or RELP fails to perform or comply with any of its covenants or agreements contained in this Agreement or it is reasonably expected that it will be unable to perform or comply with any of its covenants or agreements contained in this Agreement.

       7.17. Cooperation of the Parties. AIP and RELP each will cooperate with the other in supplying such information as may be reasonably requested by the other in connection with obtaining consents or approvals to the transactions contemplated by this Agreement.

       7.18. Lock-Ups. The General Partner shall use its best efforts prior to the Closing to have each of its directors and officers and Realco execute a 90-day lock-up agreement in a form (reasonably acceptable to RELP) supplied to RELP by AIP. The executed agreements will be delivered to AIP at the Closing. AIP shall use its best efforts prior to the Closing to have each of its Trust Managers and officers execute a 90-day lock-up agreement, in a form (reasonably acceptable to AIP) supplied to AIP by RELP. The agreements will be delivered to RELP at the Closing.

                           ARTICLE VIII.  CONDITIONS

       8.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions:

       (a) This Agreement and the transactions contemplated hereby shall have been approved in the manner required by the Declaration of Trust and Bylaws and Agreement of Limited Partnership of AIP and RELP, respectively, and by applicable law or by applicable regulations of any stock exchange or other regulatory body by the holders of the AIP Common Shares and RELP Interests entitled to vote thereon.

       (b) Neither of the parties hereto shall be subject to any order or injunction of a court of competent jurisdiction which prohibits the consummation of the transactions contemplated by this Agreement. In the event any such order or injunction shall have been issued, each party agrees to use its reasonable efforts to have any such injunction lifted.

       (c) The Form S-4 shall have become effective and all necessary state securities law or "Blue Sky" permits or approvals required to carry out the transactions contemplated by this Agreement shall have been obtained and no stop order with respect to any of the foregoing shall be in effect.

       (d) AIP shall have obtained the approval for the listing of the AIP Common Shares issuable in the Merger on the NYSE, subject to official notice of issuance.

       (e) All consents, authorizations, orders and approvals of (or filings or registrations with) any governmental commission, board, other regulatory body or third parties required in connection with the execution, delivery and performance of this Agreement shall have been obtained or made, except for filings in connection with the Merger and any other documents required to be filed after the Effective Time and except where the failure to have obtained or made any such consent, authorization, order, approval, filing or registration would not have a material adverse effect on the business, results of operations or financial condition of AIP and RELP (and their respective Subsidiaries), taken as a whole, following the Effective Time.

       8.2 Conditions to Obligations of RELP to Effect the Merger. The obligation of RELP to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by
RELP:

       (a) AIP shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of AIP contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date, and RELP shall have received a certificate of the President or an Executive or Senior Vice President of AIP, dated the Closing Date, certifying to such effect.

       (b) RELP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by AIP and approved by RELP, dated the Closing Date, to the effect that AIP met the requirements for qualification and taxation as a REIT for its taxable year ending December 31, 1985, and has met the requirements for qualification and taxation as a REIT for its taxable years 1986 through 1996; AIP's diversity of equity ownership, operations through the Closing Date and proposed method of operation for future periods should allow it to qualify as a REIT for its taxable year ending December 31, 1997; and the discussion contained under the caption "Material Federal Income Tax Consequences" in the Proxy Statement/Prospectus accurately reflects existing law and fairly addresses the material Federal income tax issues described therein. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of RELP and AIP and shall be entitled to assume that the covenants set forth in Article VII shall be fully complied with.

       (c) From the date of the Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of AIP and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an AIP Material Adverse Effect other than any such change that affects both RELP and AIP in a substantially similar manner.

       (d) The opinion of Houlihan addressed to RELP that the Purchase Price is fair, from a financial point of view, to the partners of RELP shall not have been withdrawn or materially modified.

       (e) RELP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by AIP and approved by RELP, dated the Closing Date, as to such customary matters as RELP may reasonably request, such opinion to be reasonably satisfactory to RELP.

       8.3 Conditions to Obligation of AIP to Effect the Merger. The obligations of AIP to effect the Merger shall be subject to the fulfillment at or prior to the Closing Date of the following conditions, unless waived by AIP:


       (a) RELP shall have performed its agreements contained in this Agreement required to be performed on or prior to the Closing Date and the representations and warranties of RELP contained in this Agreement shall be true and correct in all material respects as of the Closing Date as if made on the Closing Date and AIP shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the General Partner dated the Closing Date, certifying to such effect.

       (b) AIP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by RELP and approved by AIP, dated the Closing Date, to the effect that the consummation of the Merger will not result in AIP's failure to continue to satisfy the requirements for qualification as a REIT for federal income tax purposes. In rendering its opinion, said counsel shall be entitled to rely as to any factual matter upon certificates given by executive officers and other duly authorized representatives of AIP and RELP and shall be entitled to assume that the covenants of Article VII shall be fully complied with.

       (c) From the date of this Agreement through the Effective Time, there shall not have occurred any change in the financial condition, business or operations of RELP and its Subsidiaries, taken as a whole, that would have or would be reasonably likely to have an RELP Material Adverse Effect, other than any such change that affects both RELP and AIP in a substantially similar manner.

       (d) Each person listed on Exhibit 8.3(d) attached hereto shall have delivered to AIP a written agreement to the effect that such person will not offer to sell, sell or otherwise dispose of any shares of AIP Common Stock issued in the Merger, except, in each case, pursuant to an effective registration statement or in compliance with Rule 145, as amended from time to time, or in a transaction which, in the opinion of legal counsel reasonably satisfactory to AIP, is exempt from the registration requirements of the Securities Act and that the certificates representing the AIP shares issued to him or her in the Merger may bear a legend to such effect.

       (e) The opinion of Prudential addressed to the Board of Trust Managers of AIP that the consideration to be paid by AIP pursuant to the Merger is fair, from a financial point of view, to AIP shall not have been withdrawn or materially modified.

       (f) AIP shall have received the opinion of Liddell, Sapp or another recognized law firm selected by RELP and approved by AIP, dated the Closing Date, as to such customary matters as AIP may reasonably request, such opinion to be reasonably satisfactory to AIP.

       (g) The limited partners of at least two of the Other RELPS shall have approved the merger of such limited partnership with and into AIP.

                            ARTICLE IX.  TERMINATION

       9.1 Termination by Mutual Consent. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the partners of RELP or the shareholders of AIP or by the mutual written consent of AIP and RELP, with the prior approval of their respective Board of Trust Managers and General Partner.


       9.2 Termination by Either AIP or RELP. This Agreement may be terminated and the Merger may be abandoned by action of the General Partner of RELP or the Board of Trust Managers of AIP if (i) the Merger shall not have been consummated by March 31, 1998, (ii) a meeting of RELP's partners shall have been duly convened and held and the approval of RELP's partners required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, (iii) a meeting of AIP's shareholders shall have been duly convened and held and the approval of AIP's shareholders required by Section 8.1(a) shall not have been obtained at such meeting or at any adjournment thereof, (iv) as a result of due diligence investigation by one of the parties hereto, it is determined in good faith by such party that certain facts or circumstances not previously known by such party constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party, (v) a United States federal or state court of competent jurisdiction or United States federal or state governmental, regulatory or administrative agency or commission shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and non-appealable, provided that the party seeking to terminate this Agreement pursuant to this clause (v) shall have used all reasonable efforts to remove such order, decree, ruling or injunction, or (vi) any of the conditions set forth in Article VIII shall not have been satisfied, and provided, in the case of a termination pursuant to clause (i) or (vi) above, that the terminating party shall not have breached in any material respect its obligations under this Agreement in any manner that shall have proximately contributed to the occurrence of the failure referred to in said clause. AIP and RELP each shall (i) deliver its Disclosure Letter to one another not later than 5:00 P.M., Central Time, September 20, 1997, and (ii) shall complete its due diligence investigations not later than 5:00 P.M., Central Time, on September 30, 1997. Until October 7, 1997 (the period from the date of this Agreement through October 7, 1997 being hereinafter referred to as the "Due Diligence Period"), either party may terminate this Agreement without liability or penalty due to the discovery of a fact or circumstance that reasonably could be expected to constitute a Material Adverse Effect on the business, results of operations or financial condition of the other party. Unless objected to by the party receiving the Disclosure Letter in writing prior to the expiration of the Due Diligence Period, the receiving party shall be deemed to have approved the other party's Disclosure Letter.

       9.3 Termination by RELP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the adoption and approval by the partners of RELP referred to in Section 8.1(a), by action of the General Partner, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its partners imposed by law, as advised by counsel, the General Partner determines that such termination is required by reason of a RELP Acquisition Proposal being made, (ii) the Board of Trust Managers withdraws, materially modifies or changes in a manner materially adverse to RELP its recommendations to AIP's shareholders of this Agreement or the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the Board of Trust Managers has or is reasonably likely to have a RELP Material Adverse Effect, (iii) the Board of Trust Managers postpones the date scheduled for the meeting of shareholders of AIP to approve this Agreement and the transactions contemplated hereby beyond March 31, 1998 or fails to set a date for such meeting by such date, except with the written consent of RELP, (iv) there has been a breach by AIP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have an AIP Material Adverse Effect, which breach is not curable by March 31,1998, or (v) there has been material breach of any of the covenants or agreements set forth in this Agreement on the part of AIP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by RELP to AIP, or (vi) the condition set forth in Section 8.3(g) is not satisfied..

       9.4 Termination by AIP. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, before or after the approval by the shareholders of AIP referred to in Section 8.1(a), by action of the Board of Trust Managers, if (i) in the exercise of its good faith judgment as to its fiduciary duties to its shareholders imposed by law, as advised by counsel, the Board of Trust Managers determines that such termination is required by reason of an AIP Acquisition Proposal being made, (ii) the General Partner withdraws, materially modifies or changes in a manner materially adverse to AIP its recommendation to RELP's partners of this Agreement or the Merger, other than as a result of the occurrence of an event that in the good faith judgment of the General Partner has or is reasonably likely to have an AIP Material Adverse Effect, (iii) the General Partner postpones the date scheduled for the meeting of partners of RELP to approve this Agreement and the transactions contemplated hereby beyond March 31, 1998, or fails to set a date for such meeting by such date, except with the written consent of AIP, (iv) there has been a breach by RELP of any representation or warranty contained in this Agreement which would have or would be reasonably likely to have a RELP Material Adverse Effect, which breach is not curable by March 31, 1998, or (v) there has been a material breach of any of the covenants or agreements set forth in this Agreement on the part of RELP, which breach is not curable or, if curable, is not cured within 30 days after written notice of such breach is given by AIP to RELP.

       9.5. Effect of Termination and Abandonment. (a) If an election to terminate this Agreement is made pursuant to (i) Section 9.2(i) (except as a result of a default or breach hereunder by AIP) or Section 9.2(ii), and a RELP Acquisition Proposal relating to RELP shall have been made and, within one year from the date of such termination, RELP consummates a RELP Acquisition Proposal or enters into an agreement to consummate a RELP Acquisition Proposal which is subsequently consummated, or (ii) Section 9.3(i), RELP shall pay to AIP, provided that AIP was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to the lesser of (m) $352,200 (the "Liquidated Damages Amount") and (n) the sum of (1) the maximum amount that can be paid to AIP without causing AIP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code determined as if the payment of such amount did not constitute income described in Sections 856(c)(2)(A)-(H) and 856(c)(3)(A)-(I) of the Code ("Qualifying Income"), as determined by AIP's certified public accountants, plus (2) an amount equal to the Liquidated Damages Amount less the amount payable under clause (1) above in the event AIP receives a letter from AIP's counsel indicating that AIP has received a ruling from the IRS to the effect that Liquidated Damages Amount payments constitute Qualifying Income. In addition to the Liquidated Damages Amount, AIP shall be entitled to receive from RELP (or its successor in interest) all documented out-of-pocket costs and expenses, up to a maximum of $176,100 in connection with this Agreement and the transactions contemplated hereby (the "AIP Expenses") incurred by AIP. The payments to which AIP is entitled under this Section 9.5(a) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this Section 9.5(a).

       (b)    If an election to terminate this Agreement is made pursuant to
Section 9.2(i) (as a result of the condition set forth in Section 8.3(c) not being satisfied), RELP shall, provided that AIP was not in material breach of its obligations hereunder at the time of such termination, pay AIP for the AIP Expenses, up to a maximum of $176,100, although it shall not be required to pay the Liquidated Damages Amount, which payment of the AIP Expenses shall be AIP's sole remedy for termination of the Agreement in such circumstances.

       (c)    If an election to terminate this Agreement is made pursuant to
(i) Section 9.2(i) (except as a result of a default or breach hereunder by RELP) or Section 9.2(iii), and an AIP

Acquisition Proposal relating to AIP shall have been made and, within one year from the date of such termination, AIP consummates an AIP Acquisition Proposal or enters into an agreement to consummate an AIP Acquisition Proposal which is subsequently consummated, or (ii) Section 9.4(i), AIP shall pay to RELP, provided that RELP was not in material breach of its obligations hereunder at the time of such termination, as liquidated damages and not as a penalty or forfeiture, an amount equal to the Liquidated Damages Amount. In addition to the Liquidated Damages Amount, RELP shall be entitled to receive from AIP (or its successor in interest) all documented out-of-pocket costs and expenses, up to a maximum of $176,100, in connection with this Agreement and the transactions contemplated hereby (the "RELP Expenses" and, together with the AIP Expenses, the "Expenses") incurred by RELP. The payments to which RELP is entitled under this Section 9.5(c) shall be its sole remedy with respect to the termination of the Agreement under the circumstances contemplated in this
Section 9.5(c)

       (d)    If an election to terminate this Agreement is made pursuant to
Section 9.2(i) (as a result of the condition set forth in Section 8.2(c) not being satisfied), AIP shall, provided that RELP was not in material breach of its obligations hereunder at the time of such termination, pay RELP for the RELP Expenses, up to a maximum of $176,100, although it shall not be required to pay the Liquidated Damages Amount, which payment of the RELP Expenses shall be RELP's sole remedy for termination of the Agreement in such circumstances.

       (e)    If this Agreement is terminated pursuant to Section 9.3(iv),
Section 9.3(v), Section 9.4(iv), or Section 9.4(v), the non-terminating party shall, provided that the terminating party was not in material breach of its obligations hereunder at the time of such termination, pay the terminating party all Expenses, up to a maximum of $176,100, incurred by it and the non-terminating party shall remain liable to the terminating party for its breach.

       (f) If either party terminates this Agreement during the Due Diligence Period described in Section 9.2 above other than for a due diligence related reason, the non-terminating party shall be entitled to receive the Liquidated Damages Amount and the Expenses as provided in this Article IX.

       (g) RELP agrees to amend this Section 9.5 at the request of AIP in order to (x) maximize the portion of the Liquidated Damages Amount that may be distributed to AIP hereunder without causing AIP to fail to meet the requirements of Sections 856(c)(2) and (3) of the Code or (y) improve AIP's chances of securing a favorable ruling described in this Section 9.5, provided that no such amendment may result in any additional cost or expense to such other party.

       (h) In the event of termination of this Agreement and the abandonment of the Merger pursuant to this Article IX, all obligations of the parties hereto shall terminate, except the obligations of the parties pursuant to this
Section 9.5 and Section 7.10 and except for the provisions of Section 10.3, 10.4, 10.5, 10.6, 10.7, 10.9, 10.10, 10.13, 10.14 and 10.16. In the event AIP or RELP has received the Liquidated Damages Amount, such recipient shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the other party hereto or any of its officers, Trust Managers, or General Partners, as applicable, based in whole or part upon its or their receipt, consideration, recommendation or approval of an Acquisition Proposal or the exercise by AIP of its right to termination under Section 9.4(i) or the exercise by RELP of its right to termination under Section 9.3(i). Notwithstanding the foregoing, in the event AIP or RELP is required to file suit to seek all or a portion of such Liquidated Damages Amount, and it ultimately succeeds, it shall be entitled to all expenses, including attorney's fees and expenses, which it has incurred in enforcing its right hereunder.

       (i) If either party willfully fails to perform its duties and obligations under this Agreement, the non-breaching party is additionally entitled to all remedies available to it at law or in equity and to recover its expenses from the breaching party.

       9.6 Extension; Waiver. At any time prior to the Effective Time, any party hereto, by action taken by its Board of Trust Managers or General Partner, as applicable, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

                         ARTICLE X.  GENERAL PROVISIONS

       10.1. Nonsurvival of Representations, Warranties and Agreements. All representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall not survive the Merger; provided, however, that the agreements contained in Article IV, the last sentence of Section 7.4 and Sections 7.10, 7.11, 7.12, 7.13, 7.14, 7.15 and
7.16 and this Article X shall survive the Merger.

       10.2. Notices. Any notice required to be given hereunder shall be in writing and shall be sent by facsimile transmission (confirmed by any of the methods that follow), courier service (with proof of service), hand delivery or certified or registered mail (return receipt requested and first-class postage prepaid) and addressed as follows:

       If to AIP:
       American Industrial Properties REIT
       6220 N. Beltline Road, Suite 205
       Irving, Texas 75063
       Attention: Charles W. Wolcott, President
       Telecopy: (972) 550-6037

       If to RELP:
       USAA Real Estate Company
       8000 I-H 10 West, Suite 600
       San Antonio, Texas 78230
       Attention: Patrick Duncan, Senior Vice-President
       Telecopy: (210) 498-6214

or to such other address as any party shall specify by written notice so given, and such notice shall be deemed to have been delivered as of the date so delivered.





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
       10.3. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, except as provided in the following sentence, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto or their respective heirs, successors, executors, administrators and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement. The provisions of Article IV and Sections 7.11, 7.12, 7.13, 7.14 and 7.15 (collectively, the "Third Party Provisions") shall benefit the persons identified therein, but the aggregate liability of AIP with respect thereto shall not exceed the amount specified in Article IX.

       10.4. Entire Agreement. This Agreement, the Exhibits, the RELP Disclosure Letter, the AIP Disclosure Letter, the RELP Ancillary Agreements, the AIP Ancillary Agreements and any documents delivered by the parties in connection herewith constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

       10.5. Confidentiality. (a) As used herein, "Confidential Material" means, with respect to either party hereto (the "Providing Party"), all information (written or oral) furnished (whether before or after the date hereof) by the Providing Party and its directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors (collectively, the "Providing Party Representatives") to the other party hereto (the "Receiving Party") or such Receiving Party's directors, officers, employees, affiliates or representatives of advisors, including counsel, lenders and financial advisors or the Receiving Party's potential sources of financing for the transactions contemplated by this Agreement (collectively "the Receiving Party Representatives") and all analyses, compilations, forecasts and other studies or other documents prepared by the Providing Party or the Providing Party Representatives in connection with its or their review of the transactions contemplated by this Agreement which contain or reflect such information. The term "Confidential Material" does not include, however, information which (i) at the time of disclosure or thereafter is generally available to and known by the public other than as a result of a disclosure directly or indirectly by the Receiving Party or the Receiving Party Representatives in violation of this Agreement, (ii) at the time of disclosure was available on a nonconfidential basis from a source other than the Providing Party or the Providing Party Representatives, providing that such source is not and was not bound by a confidentiality agreement with the Providing Party,
(iii) was known by the Receiving Party prior to receiving the Confidential Material from the Providing Party or has been independently acquired or developed by the Receiving Party without violating any of its obligations under this Agreement, or (iv) is contained in any RELP Reports or AIP Reports or Proxy Statement/Prospectus.

       (b) Subject to paragraph (c) below or except as required by law, the Confidential Material will be kept confidential and will not, without the prior written consent of the Providing Party, be disclosed by the Receiving Party or its Representatives, in whole or in part and will not be used by the Receiving Party or its Representatives, directly or indirectly, for any purpose other than in connection with this Agreement, the Merger or the evaluating, negotiating or advising with respect to a transaction contemplated herein. Moreover, each Receiving Party agrees to transmit Confidential Material to its Representatives only if and to the extent that such Representatives need to know the Confidential Material for purposes of such transaction and are informed by such Receiving Party of the confidential nature of the Confidential Material and of the terms of this Section.

       (c) In the event that either Receiving Party, its Representatives or anyone to whom such Receiving Party or its Representatives supply the Confidential Material, are requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand, any informal or formal investigation by any government or governmental agency or authority or otherwise in connection with legal processes) to disclose any Confidential Material, such Receiving Party agrees
(i) to immediately notify the Providing Party of the existence, terms and circumstances surrounding such a request, (ii) to consult with the Providing Party on the advisability of taking legally available steps to resist or narrow such request and (iii) if disclosure of such information is required, to furnish only that portion of the Confidential Material which, in the opinion of such Receiving Party's counsel, such Receiving Party is legally compelled to disclose and to cooperate with any action by the Providing Party to obtain an appropriate protective order or otherwise reliable assurances that confidential treatment will be accorded the Confidential Material (it being agreed that the Providing Party shall reimburse the Receiving Party for all reasonable out-of-pocket expenses incurred by the Receiving Party in connection with such cooperation).

       (d) In the event of the termination of this Agreement in accordance with its terms, promptly upon request from either Providing Party, the Receiving Party shall, except to the extent prevented by law, redeliver to the Providing Party or destroy all tangible Confidential Material and will not retain any copies, extracts or other reproductions thereof in whole or in part. Any such destruction shall be certified in writing to the Providing Party by an authorized officer of the Receiving Party supervising the same. Notwithstanding the foregoing, each Receiving Party and one Representative designated by each Receiving Party shall be permitted to retain one permanent file copy of each document constituting Confidential Material.

       (e) Each party hereto further agrees that if this Agreement is terminated in accordance with its terms, until one year from the date of termination, (1) it will not offer to hire or hire any person currently or formerly employed by the other party with whom such party has had contact prior hereto other than persons whose employment shall have been terminated by such other party prior to the date of such offer to hire or hiring and (2) neither it nor its affiliates shall directly or indirectly, (a) (w) solicit, seek or offer to effect or effect, (x) negotiate with or provide any information to the Board of Trust Managers or General Partner, as applicable, of the other party, or officer of the other party or any shareholder or partner, as applicable, of the other party with respect to, (y) make any statement or proposal, whether written or oral, either alone or in concert with others, to the Board of Trust Managers or Board of Directors of the General Partner of the other party, any director, Trust Manager or officer of the other party or any shareholder or partner of the other party or any other person with respect to, or (z) make any public announcement (except as required by law in respect of actions permitted hereby) or proposal or offer whatsoever (including, but not limited to, any "solicitation"of "proxies"as such terms are defined or used in Regulation 14A of the Exchange Act) with respect to, (i) any form of business combination or similar or other extraordinary transaction involving the other party or any affiliate thereof, including, without limitation, a merger, tender or exchange offer or liquidation of the other party's assets, (ii) any form of restructuring, recapitalization or similar transaction with respect to the other party or any affiliate thereto, (iii) any purchase of any securities or assets, or rights or options to acquire any securities or assets (through purchase, exchange, conversion or otherwise), of the other party or any affiliate thereof, (iv) any proposal to seek representation on the Board of Trust Managers or the Board of Directors of the General Partner, as applicable, or otherwise to seek to control or influence the management, Board of Trust Managers or the Board of Directors of the General Partner, as applicable, or policies of the other party or any affiliate thereof, (v) any request or proposal to waive, terminate or amend the provisions of this Section 10.5 or
(vi) any proposal or other statement inconsistent with the terms of this
Section 10.5 or (b) instigate, encourage, join, act in concert with or assist (including, but not limited to, providing or assisting in any way in the obtaining of financing for, or acting as a joint or co-bidder for the other party with) any third party to do any of the foregoing, unless and until such party has received the prior written invitation or approval of a majority of the Board of Trust Managers or the General Partner, as applicable, to do any of the foregoing; provided that without such invitation or approval, either party may at any time, on a confidential non-public basis, submit to the Chief Executive Officer of AIP or the General Partner, as applicable, a proposal to
(a) amend any of the provisions of this Section 10.5(e) or (b) effect a business combination or other extraordinary transaction with the other party providing for the acquisition of all or substantially all of the assets or the securities of the other party, including, without limitation, a merger, tender offer or exchange offer. Each party hereto agrees that it will not agree with any third party to waive its rights under this Section 10.5.

       10.6. Amendment. This Agreement may be amended by the parties hereto, by action taken by the Board of Trust Managers or the Board of Directors of the General Partner, as applicable, at any time before or after approval of this Agreement or any other matter presented in connection with the Merger by the shareholders of AIP and partners of RELP, but after any such approval, no amendment shall be made which by law requires the further approval of shareholders or partners, as applicable, without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

       10.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its rules of conflict of laws. Each of AIP and RELP hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Texas and of the United States District Court, Northern District of Texas (the "Texas Courts") for any litigation arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any litigation relating thereto except in such courts), waives any objection to the laying of venue of any such litigation in the Texas Courts and agrees not to plead or claim in any Texas Court that such litigation brought therein has been brought in an inconvenient forum.

       10.8. Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

       10.9. Headings. Heading of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretive effect whatsoever.

       10.10. Interpretation. In this Agreement, unless the context otherwise requires, words describing the singular number shall include the plural and vice versa, and words denoting any gender shall include all genders and words denoting natural persons shall include corporations and partnerships and vice versa.

       10.11. Waivers. Except as provided in this Agreement, no action taken pursuant to this Agreement, including, without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representations, warranties, covenants or agreements contained in this Agreement. The waiver by any party hereto of a breach of any provision hereunder shall not operate or be construed as a waiver of any prior or subsequent breach of the same or any other provision hereunder.

       10.12. Incorporation. The RELP Disclosure Letter and the AIP Disclosure Letter and all Exhibits and Schedules attached hereto and thereto and referred to herein and therein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

       10.13. Severability.    If any provision of this Agreement is held to be
illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 10.13.

       10.14. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Texas Court, this being in addition to any other remedy to which they are entitled at law or in equity.

       10.15. Subsidiaries. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership, joint venture, business trust or other entity, of which such party directly or indirectly owns or controls at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

       10.16. Non-Recourse. Neither the officers, Trust Managers nor shareholders of AIP shall be personally bound or have any personal liability hereunder. RELP shall look solely to the assets of AIP for satisfaction of any liability of AIP with respect to this Agreement and the Ancillary Agreements to which it is a party. RELP will not seek recourse or commence any action against any of the shareholders of AIP or any of their personal assets, and will not commence any action for money judgments against any of the Trust Managers or officers of AIP or seek recourse against any of their personal assets, for the performance or payment of any obligation of AIP hereunder or thereunder. The partners of RELP shall not be personally bound or have any personal liability hereunder. AIP shall look solely to the assets of RELP for satisfaction of any liability of RELP with respect to this Agreement and the Ancillary Agreements to which it is a party. AIP will not seek recourse or commence any action against any of the partners of RELP or any of their personal assets, and will not commence any action for money judgments against any of the directors or officers of RELP or seek recourse against any of their personal assets, for the performance or payment of any obligation of RELP hereunder or thereunder.

       IN WITNESS WHEREOF, the parties have executed this Agreement and caused the same to be duly delivered on their behalf on the day and year first written above.

                                AMERICAN INDUSTRIAL PROPERTIES REIT


                                /s/ Charles W. Wolcott
                                --------------------------------
                                Charles W. Wolcott, President and
                                Chief Executive Officer


                                USAA REAL ESTATE INCOME
                                INVESTMENTS II LIMITED PARTNERSHIP

                                       By:   USAA INVESTORS II, INC.,
                                             Its General Partner



                                              /s/ T. Patrick Duncan
                                              -----------------------
                                              T. Patrick Duncan
                                              Senior Vice President - Operations





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